INTRODUCTION Paul F. McLaughlin Chairman & Chief Executive Officer

2 RUDOLPH NOW… • Q4 & FY2014 EARNINGS RELEASE • TRANSFORMATION: PROCESS CONTROLLING TO PROCESS ENABLING EVOLUTION: FROM A FE COMPANY INTO A TOTAL VALUE-ADDED SOLUTIONS PROVIDER COMBINING FE & BE PRODUCTS, SERVICES AND SOFTWARE • BUSINESS MODEL: DELIVER PROFITS AND GENERATE CASH • TECHNICAL LEADERSHIP: MOMENTUM BUILDING DRIVE LONG-TERM GROWTH AND SHAREHOLDER RETURNS AS OUR MARKETS EXPERIENCE BOTH CYCLICAL AND SECULAR GROWTH